Exhibit 10.1

CONVERTIBLE NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE (WHICH OTHER COUNSEL IS SATISFACTORY TO THE COMPANY) THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS AND (3) THE COMPANY APPROVES OF SUCH PROPOSED PLEDGE, SALE, ASSIGNMENT, HYPOTHECATION OR TRANSFER. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

USD $1,471,700	Date: April 2, 2015
New York, New York

In consideration of the purchase of this Convertible Note (“Note”) hereunder, Motif BioSciences Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Amphion Innovations plc, a company incorporated in the Isle of Man (the “Holder”) the principal amount of one million, four hundred and seventy one thousand and seven hundred US Dollars (US$1,471,700).

A.            The Company anticipates entering into a merger transaction with a wholly-owned US subsidiary of Motif Bio plc, a company incorporated under the law of England and Wales (which upon the consummation of such transaction would emerge as the parent holding company of the Company, the “Parent”), pursuant to which all of the common stock holders of the Company would receive the equivalent percentage interest of the Parent (the “Motif Transaction”).

B.            Following the Motif Transaction, but on or before 31 March 2015, the Parent intends to complete an initial public offering of its shares on the AIM Market of the London Stock Exchange.

1.             Interest.  Interest on the unpaid, unconverted principal amount of this Note shall accrue from the date of this Note at the rate of seven per cent. (7%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year). Accrued interest on the principal amount will be payable in full on 31 December 2016 (the “Maturity Date”) or, in the case of prepayment of the principal in accordance with Section 2(c), on the date of prepayment. In the event of Conversion (as defined in Section 2(b) hereof) the accrued and unpaid interest will be converted according to Section 4 (a).

2.             Payment of Principal and Interest.

(a)           Scheduled Payment; Maturity.  Provided that a Conversion (as defined in Section 2(b) hereof) shall not have occurred pursuant to the Holder’s Conversion rights hereunder and the Holder has delivered to Company a written notice requesting repayment (the “Non-Conversion Notice”), the Company shall pay the principal amount outstanding under this Note and any accrued and unpaid interest thereon on the Maturity Date. Repayment of the principal and any accrued and unpaid interest thereon may be extended by the mutual agreement of the Company and the Holder.

(b)           Conversion. Upon conversion of the entire outstanding principal amount of this Note plus all accrued and unpaid interest thereon into the applicable Conversion Shares (as defined in Section 4(a) hereof) in accordance with Section 4 hereof (the “Conversion”), this Note shall be deemed cancelled and shall be deemed paid in full and the Company shall have no further obligation to the Holder (other than the obligation to issue the applicable Conversion Shares into which this Note has been converted).

(c)           Prepayment. Subject to Section 4(a)(i), the outstanding principal amount of and accrued but unpaid interest on this Note may be repaid at any time at the option of the Company in cash or with the consent of the  Holder by converting the principal and any accrued and unpaid interest thereon into Parent Shares (as defined in Section 4(a)(i)), prior to the Maturity Date (including upon an Event of Default (as defined in section 3) or as otherwise expressly set forth herein).

3.             Events of Default. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if the Company: (a) fails to pay on this Note when due; (b) fails to observe or perform any other covenant contained in this Note and such failure continues for fifteen (15) business days following written notice to the Company thereof; (c) voluntarily files for bankruptcy protection or makes a general assignment for the benefit of creditors; or (d) is the subject of an involuntary bankruptcy petition and such petition is not dismissed within ninety (90) days.  If an Event of Default occurs and is continuing, then the Holder may, upon written notice to the Company, declare the Note in default and immediately due and payable in full.

4.             Conversion.

(a)           Conversion Event.

(i)            Conversion Following Admission. If the Holder is informed by the Company of its intention to prepay the principal and any accrued and unpaid interest thereon in accordance with Section 2(c), the Holder may give notice to the Company, within 5 days of receipt of such request to prepay, of its preference to convert the principal and any accrued and unpaid interest thereon into a number of fully paid ordinary shares of GBP one (1) pence each of the Parent (the “Parent Shares”) which is equal to a number determined by dividing: (A) the then outstanding principal amount of this Note plus all accrued and unpaid interest thereon by (B) $0.1758 or the Holder may, at any time after the Maturity Date, give notice to the Company of its preference to convert the principal and any accrued and unpaid interest into Parent shares provided, however that the Company shall decline to consent to the principal amount being converted into Parent Shares in the event that the conversion would result in the percentage of Parent Shares held by the Holder being equal to or exceeding fifty per cent. (50%) of the total ordinary share capital of the Parent (in which case no conversion can take place at that time) and request the consent of the Company to such conversion of the principal amount of this Note together with any accrued and unpaid interest thereon.

“Conversion Event” means the conversion of this Note into Parent Shares in accordance with Section 4.

“Conversion Date” means the date of the occurrence of the Conversion Event.

(b)           The Conversion shall be deemed to have occurred as of the close of business on the Conversion Date; and at such time, the rights of the Holder of this Note as such Holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of the applicable Conversion Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of the applicable Conversion Shares represented thereby.

(c)           As soon as possible after the Conversion Date (but in any event within fourteen (14) days thereafter), the Company or the Parent, as applicable, shall deliver to the Holder a certificate or certificates representing the number of the applicable Conversion Shares issuable by reason of the Conversion, if any, in such name or names and such denomination or denominations as the holder of this Note specifies.

(d)           The issuance of certificates for shares of the applicable Conversion Shares upon the Conversion, if any, shall be made without charge to the Holder hereof for any issuance tax in respect thereof or other cost incurred by the Company or the Parent, as applicable, in connection with the Conversion, if any, and the related issuance of the applicable Conversion Shares.

(e)           The Company or the Parent, as applicable, shall assist and cooperate with the Holder with respect to any governmental filings or governmental approvals prior to or in connection with the Conversion, if any (including, without limitation, making any filings required to be made by the Company or the Parent, as applicable).

(f)            All applicable Conversion Shares shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens (other than liens imposed by or through the Holder and restrictions on transfer under federal and state securities laws) and charges.  The Company or the Parent, as applicable, shall take all such actions as may be necessary to assure that all applicable Conversion Shares may be so issued without violation of any applicable law or governmental regulation.

5.             Holder Representations and Warranties. By acceptance of this Note, the Holder represents and warrants to the Company as of the time of issuance of this Note as follows:

(a)           This Note and any applicable Conversion Shares issued upon the conversion hereof (collectively, the “Securities”) will be acquired for the Holder’s own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act or applicable state securities laws;

(b)           The Holder understands that the Securities are being offered and sold in reliance on exemptions from registration under the Act and applicable exemptions under state securities laws, and that the Company is now, and in the future will be, relying on the matters acknowledged, certified and confirmed in this Note;

(c)           The Holder (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Act, (ii) has the ability to bear the economic risks of the Holder’s investment in the Securities and (iii) has not been offered the Securities by any form of general solicitation or advertising; and

(d)           The Holder has such knowledge, skill and experience in business, financial and investment matters so that the Holder is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Holder has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Note and owning the Securities.  The Holder has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering and sale of this Note and believes it has received all the information it considers necessary or appropriate for deciding whether to purchase this Note.

6.             Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and occurring prior to any conversion occurring hereunder, the Company intends that the holders of Notes will receive a preference in liquidation or winding up pari passu with all other existing holders of unsecured debt of the Company and ahead of equity holders in the Company.

7.             Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full or, upon the automatic conversion of this Note into the applicable Conversion Shares or exchange of this Note for the ordinary shares of Amphion, in each case pursuant to Section 4(a) hereof, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

8.             Amendment and Waiver. The provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Holder.

9.             Payments. All payments to be made to the Holder shall be made in the lawful money of the United States in immediately available funds or by certified check, at the option of the Company.

10.          Place of Payment. Delivery of this Note, principal and interest, when and if made, or applicable Conversion Shares, if and when this Note is converted, shall be made to the Holder at the following address:

Name: Amphion Innovations US, Inc.

Address: 330 Madison Avenue, 6th Floor, Suite 665, New York, NY 10017, USA

11.          Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

12.          Costs of Enforcement. In the event any action is taken to enforce the rights of the Holder, in addition to such other relief as may be granted, the Company shall be responsible for all reasonable costs and expenses, including reasonable attorneys’ fees incurred in such action unless such action is without merit.

13.          Miscellaneous. The rights and obligations under this Note shall be binding upon and inure to the benefit of the Company and the Holder hereof and its respective successors and assigns; provided, however, that the Company may not assign this Note without the prior written consent of the Holder and the Holder may not assign this Note except in accordance with Federal and state securities laws and regulations.  This Note shall be construed in accordance with and governed by the internal laws of the State of New York (without regard to its conflict of laws principles).

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first above written.

Motif BioSciences, Inc.

By:	/s/ Robert Bertoldi
Name:	Robert Bertoldi
Its:	CFO

Motif Bio plc

By:	/s/ Robert Bertoldi
Name:	Robert Bertoldi
Its:	Director

[Signature Page to Motif Convertible Note]